PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT ("Agreement") is made this 16th day of August, 1999, by and among Derma Sciences, Inc., a Pennsylvania corporation with offices located at 214 Carnegie Center, Suite 100, Princeton, New Jersey ("Derma Sciences" or "the Company"), and Galen Partners III, L.P., a Delaware limited partnership with offices at 610 Fifth Avenue, New York, New York 10020, Galen Partners International III, L.P., a Delaware limited partnership with offices at 610 Fifth Avenue, New York, New York 10020, Galen Employee Fund III, L.P., a Delaware limited partnership with offices at 610 Fifth Avenue, New York, New York 10020, Hambrecht & Quist California, LLC, a California limited liability company with offices at One Bush Street, San Francisco, California 94104, and Med-Tec Investors, LLC, a New Jersey limited liability company with offices at 777 Alexander Road, Princeton, New Jersey 08540 (these latter individually, "Purchaser" and collectively, "Purchasers").

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each of the Purchasers agree as follows:

     1. DESIGNATION AND AUTHORIZATION OF SALE OF THE BONDS AND UNITS. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to $800,000 aggregate principal amount of the Company's Convertible Bonds due August 15, 2000 (the "Bonds"). The Bonds shall provide, and shall be in the form described below:

     1.1. Provisions and Form. The Bonds shall pay interest and principal, shall be convertible into Units (defined below) and shall otherwise be substantially in the form as set forth in the Form of Convertible Bond attached hereto as
Exhibit 1.

     1.2. Security. The Bonds shall be secured as to principal and interest in the manner and with the collateral set forth in the Security Agreement attached hereto as Exhibit 2.

     1.3. Conversion Option. The Bonds may be converted, at the option of the holders thereof ("Bondholders"), into units ("Units") each consisting of one share of Series C Convertible Preferred Stock, par value $.01 per share, ("Series C Preferred Stock") and one warrant ("Warrant") to purchase one share of common stock, par value $.01 per share ("Common Stock"). The periods during which conversion may be effected, the conversion price ("Unit Purchase Price") and other provisions governing conversion are set forth in sections 1, 2 and 3 of the Terms and Conditions of the Bonds of the Form of Convertible Bond (Exhibit 1). The preferences and rights of the Series C Preferred Stock are set forth in the Form of Preferred Stock Certificate and Form of Certificate of Preferences and Rights of Series C Convertible Preferred Stock attached hereto as Exhibits 3 and 4, respectively. The exercise price and other provisions governing the Warrants are set forth in sections 1(d) and 2 of the Terms and Conditions of the Bonds (Exhibit 1) and in the Form of Warrant Agreement attached hereto as Exhibit 5.

     1.4. Registration Rights. The common stock issuable upon conversion of the Series C Preferred Stock and exercise of the Warrants ("Underlying Common Stock") will be registered by the Company for public sale. Terms and conditions governing registration of the Underlying Common Stock are set forth in the Registration Rights Agreement attached hereto as Exhibit 6.

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

     2. AGREEMENT TO SELL AND PURCHASE THE BONDS. At the Closing (as defined in
Section 3), the Company will sell and deliver to each Purchaser, and each Purchaser will buy from the Company and accept delivery of, the Bonds upon the terms and conditions hereinafter set forth:

     2.1. Principal Amount of the Bonds. The aggregate principal amounts of the Bonds to be purchased by each Purchaser are as follows:

           Purchaser                                          Principal Amount

           Galen Partners III, L.P.                                $365,426.00
           Galen Parnters International III, L.P.                   $33,077.00
           Galen Employee Fund III, L.P.                             $1,497.00
           Hambrecht & Quist California, LLC                       $300,000.00
           Med-Tec Investors, LLC                                  $100,000.00

     2.2. Documents. This Agreement and the agreements executed by the Company, its subsidiaries and the Purchasers pursuant hereto are hereinafter sometimes collectively referred to as the "Documents." The term Documents shall mean this Agreement, the Form of Convertible Bond, the Security Agreement, the Form of Preferred Stock Certificate, the Form of Certificate of Preferences and Rights of Series C Convertible Preferred Stock, the Form of Warrant Agreement and the Registration Rights Agreement together with any schedules or exhibits thereto.

     3. DELIVERY OF THE BONDS AT THE CLOSING. The completion of the purchase and sale of the Bonds (the "Closing") shall occur at a place and time (the "Closing Date") to be determined by the Company and of which the Purchasers will be notified by facsimile transmission or otherwise; provided, however, that the closing shall not occur later than August 31, 1999. At the Closing, the Company shall deliver to each Purchaser (i) one or more Bond certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser, representing the principal amount set forth in Section 2 above. The Company's obligation to complete the purchase and sale of the Bonds and deliver such Bond certificate(s) to the Purchaser at the Closing shall be subject to receipt of Federal Reserve (same-day) funds in the full amount of the purchase price for the Bonds being purchased hereunder by such Purchaser. Each Purchaser's obligation to accept delivery of such Bond certificate(s) and to pay for the Bonds shall be subject to the condition that the Company shall have (a) entered into a Registration Rights Agreement in the form of Exhibit 6 hereto (the "Registration Rights Agreement") and (b) the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to Closing. No Purchaser's obligations hereunder are conditioned on the purchase by any other Purchaser of the Bonds that it has agreed to purchase from the Company. The parties agree that there may be more than one Closing; provided, that all Closings for the sale of Bonds of the series offered hereby must be held within seven days of the first Closing for such series.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents and warrants to, and covenants with, each Purchaser as follows:

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     4.1. Organization and Qualification. Each of the Company and its
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to conduct its business as currently conducted and to own its assets wherever located. Each of the Company and its subsidiaries is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the operations of the Company and its subsidiaries, taken as a whole.

     4.2. Authorized Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of: (a) 30,000,000 shares of Common Stock of which 1,325,938 shares are outstanding, (b) 1,750,000 shares of Series A Convertible Preferred Stock of which 272,500 shares are outstanding, (c) 3,333,340 shares of Series B Convertible Preferred Stock of which 666,668 are outstanding and 6,666,660 shares of undesignated preferred stock of which none are outstanding.

     4.3. Due Execution, Delivery and Performance of the Agreement. The Company has full power and authority to enter into this Agreement and each of the Documents. This Agreement has been, and each Document and the Bonds will be, duly authorized, executed and delivered by the Company. The Company's execution, delivery and performance of this Agreement, the Bonds and each Document will not violate (i) any law, rule or regulation applicable to the Company or any of its subsidiaries or (ii) the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries or (iii) any provision of any indenture, mortgage, agreement, contract or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance upon any properties or assets of the Company or any of its subsidiaries, except, in the case of such clause (iii), where such violation, breach or default would not have a material adverse effect on the business, properties, prospects, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). Upon their execution and delivery (assuming the valid execution thereof by the respective parties thereto other than the Company), this Agreement, the Documents and the Bonds will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.4. Issuance, Sale and Delivery of the Bonds, Series C Preferred Stock and Common Stock. When executed and delivered by the Company, the Bonds, Series C Preferred Stock and Common Stock will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or at law). Upon issuance, the Series C Preferred Stock, Warrants and Underlying Common Stock will be duly authorized and validly issued and, upon payment therefor, will be non-assessable.

     4.5. Litigation. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, or which might materially and adversely affect their property or assets or which might materially and adversely affect the consummation of this Agreement and the other Documents. All pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property or assets is the subject, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the business of the Company and its subsidiaries.

     4.6. Exchange Act Reports; No Material Misstatement or Omission. The Company has timely filed all periodic reports required to be filed under the Securities Exchange Act of 1934 ("Exchange Act Reports"). As of their respective dates, the Company's Exchange Act Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     4.7. No Material Change. Save as disclosed in the Company's Exchange Act Reports and on Schedule 4.7 attached hereto, the Company has not incurred any material liabilities or obligations, direct or contingent, nor has the Company or any of its subsidiaries purchased any of their outstanding capital stock, nor paid or declared any dividends or other distributions on their capital stock; and there has been no change in the capital stock or, consolidated long-term debt or, any increase in the consolidated short-term borrowings (other than in the ordinary course of business) of the Company or any material adverse change to the business, properties, assets, net worth, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole.

     4.8. Legal Opinion. Prior to closing, Hedger & Hedger, counsel to the Company, will deliver its legal opinion to the Company in the form of Appendix II hereto and stating that each of the Purchasers may rely thereon as though such opinion were addressed directly to such Purchaser.

     4.9. Issuance of Units. The Company shall, within three (3) business days of the Conversion Notification Date (as defined in the Form of Convertible
Bond), issue to each converting Purchaser a certificate or certificates representing the number of securities comprising the Units to which such Purchaser is entitled which certificates shall be legended as provided in the Form of Convertible Bond. The Company shall issue its Common Stock upon exercise of the Warrants in accordance with the terms of the Warrant Agreement which shall be legended as provided therein. After the Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission, if any holder of Underlying Common Stock shall deliver to the Company 's transfer agent (i) the certificate

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


representing
such Underlying Common Stock and (ii) a letter of representations to the effect of Sections 5(b) and (c) herein, then the Company's transfer agent shall within 3 business days after receipt of the foregoing issue new Underlying Common Stock in exchange for the aforementioned legended Underlying Common Stock which new Underlying Common Stock shall be legended as follows:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES MAY BE SOLD
          PURSUANT TO THE REGISTRATION STATEMENT PROVIDED THAT THE HOLDER COMPLIES WITH THE PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SALE IS IN COMPLIANCE WITH THE PLAN OF DISTRIBUTION SET FORTH IN THE PROSPECTUS.

     4.10. Certificate. The Company shall deliver a certificate of the Company executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, to be dated the Closing Date, in form and substance satisfactory to the Purchasers to the effect that the representations and warranties of the Company set forth in this Section 4 are true and correct as of the date of this Agreement and as of the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date.

     5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. (a) Each Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments presenting an investment decision like that involved in the purchase of the Bonds, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Bonds; (ii) the Purchaser is acquiring the principal amount of Bonds set forth in Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only and with no present intention of distributing any of such Bonds, Units, Series C Preferred Stock, Warrants or Underlying Common Stock or any arrangement or understanding with any other persons regarding the distribution or purchase of such Bonds, Units, Series C Preferred Stock, Warrants or Underlying Common Stock; (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Bonds, Units, Series C Preferred Stock, Warrants or Underlying Common Stock except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder and the Exchange Act, and the rules and regulations promulgated thereunder, and the terms and conditions of this Agreement; (iv) the Purchaser has, in connection with its decision to purchase the principal amount of Bonds set forth in Section 2 above, relied solely upon the representations and warranties of the Company contained in writing herein, and has not relied upon any other statements, representations, warranties, covenants or assurances of the Company, (v) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the

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

Securities Act ("Regulation D"); and (vi) the
Purchaser understands that the Bonds and the Series C Preferred Stock and, except as provided in Section 4.9 hereof, the Warrants and the Underlying Common Stock will contain a legend to the following effect (provided that certificates for the Series C Preferred Stock shall omit the last sentence thereof):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. THESE SECURITIES ARE SUBJECT TO CERTAIN REGISTRATION RIGHTS AS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY.

     (b) Each Purchaser hereby covenants with the Company that it will not directly or indirectly make any offer, sale, pledge, transfer or other disposition of the Bonds, the Units, the Series C Preferred Stock, the Warrants or the Underlying Common Stock other than in accordance with all applicable federal and state securities laws and the terms and conditions of this Agreement, including, but not limited to, the other representations, warranties and covenants of the Purchaser in this Section 5.

     (c) Each Purchaser hereby covenants with the Company not to make any public sale of the Underlying Common Stock without effectively causing any applicable prospectus delivery requirement under the Securities Act to be satisfied, and the Purchaser acknowledges and agrees that the Underlying Common Stock is not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Underlying Common Stock is accompanied by a separate officer's certificate: (i) in the form of Appendix I hereto, (ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Underlying Common Stock has been sold in accordance with a Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied or does not apply.

     (d) Each Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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



     (e) Each Purchaser acknowledges that it has had such access to financial and other information concerning the Company, the Bonds, the Units, the Series C Preferred Stock and the Warrants as it deemed necessary in connection with its decision to purchase same, including an opportunity to ask questions and request information from the Company and its management, and all such questions have been answered and all information requested has been provided to the satisfaction of the Purchaser.

     (f) If a Purchaser proposes to sell, pledge, assign or otherwise transfer or convey, directly or indirectly, any of the Bonds, the Units, Series C Preferred Stock, the Warrants or the Underlying Common Stock prior to the date that the Registration Statement becomes effective, then the Purchaser shall provide the Company, prior to the sale of any such Bonds, Units, Series C Preferred Stock, the Warrants or the Underlying Common Stock, with a legal opinion in form and substance satisfactory to the Company that such sale, pledge, assignment, transfer or conveyance is exempt from the registration requirements under the Securities Act and any applicable state securities and blue sky laws.

     6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any representation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers in writing herein and in the closing certificates delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchasers of the Bonds being purchased and the payment therefor.

     7. PURCHASERS' EXPENSES. The Company shall, within 30 days after the Closing, reimburse to each Purchaser such Purchaser's reasonable expenses (including counsel fees) incident to purchase of the Bonds, negotiation of the terms thereof and review of the Bond instruments and related documents.

     8. BROKER'S FEE. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale of the Bonds, the Units, the Series C Preferred Stock and the Warrants to the Purchasers.

     9. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be by telecopier with the original being forwarded by a nationally recognized overnight express courier, shall be deemed given when receipt is acknowledged by transmit confirmation report and shall be addressed as set forth at the head of this Agreement or to such other address as may hereafter be furnished in writing.

     10. CHANGES. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and each Purchaser.

     11. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     12. SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

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



     13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without reference to its rules as to conflicts of law) and the federal law of the United States of America.

     14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures are considered to be originals and shall have the same effect.

     15. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.













                            [Signatures on next page]

         IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                          PURCHASERS:

                                          GALEN PARTNERS III, L.P.


                                          By: ___________________________


                                          GALEN PARTNERS INTERNATIONAL III, L.P.


                                          By: ___________________________


                                          GALEN EMPLOYEE FUND III, L.P.


                                          By: ___________________________


                                          HAMBRECHT & QUIST CALIFORNIA, LLC


                                          By: ___________________________


                                          MED-TEC INVESTORS, LLC


                                          By: ___________________________


                                          COMPANY:

                                          DERMA SCIENCES, INC.



                                          By: ___________________________
                                              Edward J. Quilty, Chairman and
                                              Chief Executive Officer

                                  SCHEDULE 4.7

1.   SECOND QUARTER, 1999 OPERATING LOSS

     The Company experienced an operating loss of approximately $1,050,000 in the second quarter, 1999. Approximately $250,000 of this loss was attributable to the closing of the Company's St. Paul, Minnesota, facility and to other restructuring charges.

2.   CONTINUED LOSSES LIKELY

     The Company anticipates that it will continue to experience significant losses through the third quarter, 1999. The Company believes that its operating losses will narrow appreciably in the fourth quarter, 1999 and that the Company may achieve break-even operations during this quarter. However, the Company cannot offer any assurances as to whether, or the extent to which, its operating results will improve.

                                                                      APPENDIX I


                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE


     The below named institution, by the undersigned duly authorized, hereby certifies that:

     1. It is the purchaser of the shares evidenced by the attached certificate;

     2. It sold such shares on _____________ in accordance with the registration statement dated __________________ and numbered _______________; and

     3. The requirement of delivering a current prospectus and current annual and quarterly reports of the Company has been complied with in connection with such sale.

                                   Name of Institution:


                                   _____________________________________________


                                   Name of Individual representing Institution:


                                   ____________________________________________


                                   Title of Individual representing Institution:


                                   ____________________________________________


                                   Signature:  ________________________________

                                                                     APPENDIX II

                          [HEDGER & HEDGER LETTERHEAD]


August 16, 1999


Board of Directors
Derma Sciences, Inc.
214 Carnegie Center, Suite 100
Princeton, NJ 08540

Re:  Offer and Sale of Convertible Bonds

Members of the Board:

We are counsel to Derma Sciences, Inc. (the "Company") in connection with the offer and sale of those certain convertible bonds due August 15, 2000 in the aggregate principal amount of $800,000 (the "Bonds"). We have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents relative to the Bonds as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. Our examination included review of the purchase agreement, convertible bonds, security agreement, form of preferred stock certificate, form of certificate of preferences and rights of Series C Convertible Preferred Stock, form of warrant agreement, registration rights agreement, consents of preferred stockholders and certificate of compliance ("Document(s)"). In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to our opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others.

Based upon the foregoing, we are of opinion as follows:

     1. The Company and its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their jurisdictions of incorporation and have all requisite corporate power and authority to conduct their business as currently conducted.

     2. As of the date hereof, the authorized capital stock of the Company consists of: (a) 30,000,000 shares of Common Stock of which 1,325,938 shares are outstanding, (b) 1,750,000 shares of Series A Convertible Preferred Stock of which 272,500 shares are outstanding, (c) 3,333,340 shares

Board of Directors
August 16, 1999
Page 2

of Series B Convertible Preferred Stock of which 666,668 shares are outstanding and 6,666,660 shares of undesignated preferred stock of which none are outstanding.

     3. Each of the Documents, upon their execution and delivery (assuming the valid execution thereof by the respective parties thereto other than the Company), will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon payment therefor, the Bonds, together with all securities into which the Bonds may be converted, will be validly issued and nonassessable.

     4. The Company has full corporate power and authority to enter into each Document. Each Document has been duly authorized, executed and delivered by the Company. The Company's execution, delivery and performance under each Document will not violate (i) any statute, rule or regulation applicable to the Company or its subsidiaries, (ii) to the best of our knowledge, any order, judgment, ruling or decree of any court or any governmental, regulatory or administrative body applicable to the Company or any of its subsidiaries, (iii) the Articles of Incorporation or Bylaws of the Company, or (iv) to our knowledge, any provision of any indenture, mortgage, agreement, contract or other instrument to which the Company or any of its subsidiaries is bound or constitute (upon notice or lapse of time or both) a default under any thereof, or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance upon any properties or assets of the Company or any of its subsidiaries, except in the case of the foregoing clauses (i), (ii) and (iv) for those violations, breaches or defaults which would not, singly or in the aggregate, have a material adverse effect upon the Company's operations, prospects or financial condition ("Material Adverse Effect").

     5. To our knowledge (without independent investigation), there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or threatened, against or affecting the Company or any of its subsidiaries which might, singly or in the aggregate, have a Material Adverse Effect, or which might materially and adversely affect the consummation of the Documents; to our knowledge (without independent investigation) all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property or assets is the subject, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the business of the Company and its subsidiaries.

     6. Except for compliance with Rule 506 of Regulation D under the Securities Act of 1933 and applicable state securities laws in connection with the offer and sale of the Bonds, and except for compliance with applicable federal and state securities laws in connection with the resale by purchasers of the Bonds of the Underlying Common Stock (as defined in the Bonds), no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with

Board of Directors
August 16, 1999
Page 3

any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance under the Documents or the consummation of the transactions contemplated hereby.

                             ----------------------

We hereby authorize the Purchasers to rely upon this opinion as if it were addressed individually to each Purchaser.

Very truly yours,

HEDGER & HEDGER



Raymond C. Hedger, Jr.

RCH:JMH